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                                                                EXHIBIT 24.1

                     ST. MARY LAND & EXPLORATION COMPANY
                             POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes, constitutes and appoints Thomas E. Congdon and Mark A. Hellerstein, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his own name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4 relating to the issuance of St. Mary Land & Exploration Company common stock in connection with the merger of King Ranch Energy, Inc. with and into a wholly-owned subsidiary of St. Mary Land & Exploration Company and any and all amendments (including post-effective amendments and other amendments thereto) to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     SIGNATURE                          TITLE                        DATE
-----------------------      ------------------------------     ---------------

/S/ THOMAS E. CONGDON        Chairman of the Board              August 19, 1999
-----------------------      and Director
Thomas E. Congdon


/S/ MARK A. HELLERSTEIN      President, Chief Executive         August 19, 1999
-----------------------      Officer and Director
Mark A. Hellerstein


                             Executive Vice President,          August __, 1999
-----------------------      Chief Operating Officer
Ronald D. Boone              and Director


/S/ RICHARD C. NORRIS        Vice President - Finance,          August 19,1999
-----------------------      Secretary and Treasurer
Richard C. Norris


/S/ GARRY A. WILKENING       Vice President - Administration    August 19, 1999
-----------------------      and Controller
Garry A. Wilkening

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/S/ LARRY W. BICKLE          Director                           August 16, 1999
-----------------------
Larry W. Bickle


/S/ DAVID C. DUDLEY          Director                           August 13, 1999
-----------------------
David C. Dudley


/S/ RICHARD C. KRAUS         Director                           August 17, 1999
-----------------------
Richard C. Kraus


                             Director                           August __, 1999
-----------------------
R. James Nicholson


/S/ AREND J. SANBULTE        Director                           August 15, 1999
-----------------------
Arend J. Sandbulte


                             Director                           August __, 1999
-----------------------
John M. Seidl